                                                                  Exhibit(8)(g)

                AMENDMENT NO. 3 TO FUND PARTICIPATION AGREEMENT

   THIS AMENDMENT TO THE FUND PARTICIPATION AGREEMENT is made as of this 1 day of April, 2015 by and between PRUCO LIFE INSURANCE COMPANY (the "Company"), JPMorgan Insurance Trust (the "Trust"), JPMorgan Investment Management, Inc. (the "Adviser), and JPMorgan Funds Management, Inc. (the "Administrator"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

   WHEREAS, the Company, Trust Adviser, and Administrator are parties to a certain Fund Participation Agreement dated December 31, 2007, and amended on April 15, 2011 and March 1, 2014, (the "Agreement") in which the Company offers to the public variable annuity contracts and/or variable life insurance contracts; and

   WHEREAS, the parties desire to amend Schedule A of the Agreement to add M Premier VUL Protector and amend the list of Portfolios in Schedule B of the Agreement, and

   NOW, THEREFORE, the agreement is amended as follows:

   1. Schedule A and Schedule B of the Agreement shall be deleted in their entirety and replaced with Schedule A and Schedule B attached hereto.

Except to the extent modified by this Amendment, the remaining provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, this Amendment shall control.

   IN WITNESS WHEREOF, the undersigned have executed this Amendment as of April 1, 2015.

                                           PRUCO LIFE INSURANCE COMPANY

                                           By:     /s/ Nils Gyllenhammer
                                                   --------------------------
                                           Name:   Nils Gyllenhammer
                                                   --------------------------
                                           Title:  VP Product Strategy
                                                   --------------------------
                                           Date:   3/12/15
                                                   --------------------------

                                           JPMORGAN INSURANCE TRUST

                                           By:     /s/ Julie A. Roach
                                                   --------------------------
                                           Name:   Julie A. Roach
                                                   --------------------------
                                           Title:  Assistant Treasurer
                                                   --------------------------
                                           Date:   3/17/15
                                                   --------------------------

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                                          JPMORGAN INVESTMENT MANAGEMENT, INC.

                                          By:     /s/ Robert L. Young
                                                  ------------------------------
                                          Name:   Robert L. Young
                                                  ------------------------------
                                          Title:  Managing Director
                                                  ------------------------------
                                          Date:   3/17/15
                                                  ------------------------------

                                          JPMORGAN FUNDS MANAGEMENT INC.

                                          By:     /s/ Susan S. Montgomery
                                                  ------------------------------
                                          Name:   Susan S. Montgomery
                                                  ------------------------------
                                          Title:  President
                                                  ------------------------------
                                          Date:   3/19/15
                                                  ------------------------------

                                  Schedule A

                        SEPARATE ACCOUNTS AND CONTRACTS

        Pruco Life Variable Universal Account  Form Numbers:
                                               VUL-2004
                                               VUL-2005
                                               VUL-2008
                                               MP-VUL-2003
                                               MP-VUL-2008
                                               M PREMIER VUL PROTECTOR

                                  Schedule B

Portfolios of the Trust

JPMorgan Insurance Trust Core Bond Portfolio 1 (fka JPMorgan Insurance Trust Government Bond Portfolio 1)

JPMorgan Insurance Trust U.S. Equity Portfolio 1 (fka JPMorgan Insurance Trust Diversified Equity Portfolio 1)

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio 1